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                                                                   EXHIBIT 10.13







                         OSHMAN'S SPORTING GOODS, INC.
                               1994 OMNIBUS PLAN
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                               TABLE OF CONTENTS

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                                                                            PAGE
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SECTION 1.  GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE,
             COVERAGE AND BENEFITS.........................................   1
              1.1  Purpose.................................................   1
              1.2  Definitions.............................................   1
              1.3  Administration..........................................   4
              1.4  Shares of Common Stock Subject to the Plan..............   5
              1.5  Participation...........................................   6
              1.6  Incentive Awards........................................   6

SECTION 2.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS....................   7
              2.1  Grant of Options........................................   7
              2.2  Option Terms............................................   7
              2.3  Option Exercises........................................   8
              2.4  Stock Appreciation Rights in Tandem with Options........   8
              2.5  Stock Appreciation Rights Independent of Options........   9
              2.6  Reload Options..........................................   9
              2.7  Supplemental Payment on Exercise of Nonqualified
                   Stock Options or Stock Appreciation Rights..............  10

SECTION 3.  RESTRICTED STOCK...............................................  10
              3.1  Award of Restricted Stock...............................  10
              3.2  Restrictions............................................  10
              3.3  Restriction Period......................................  11
              3.4  Delivery of Shares of Common Stock......................  11
              3.5  Supplemental Payment on Vesting of Restricted Stock.....  11

SECTION 4.  PERFORMANCE UNITS AND PERFORMANCE SHARES.......................  12
              4.1  Performance Based Awards................................  12
              4.2  Supplemental Payment on Vesting of Performance
                   Units or Performance Shares.............................  13

SECTION 5.  PROVISIONS RELATING TO PLAN PARTICIPATION......................  13
              5.1  Plan Conditions.........................................  13
              5.2  Transferability.........................................  14
              5.3  Rights as a Stockholder.................................  14
              5.4  Listing and Registration of Shares of Common Stock......  15
              5.5  Change in Stock and Adjustments.........................  15
              5.6  Termination of Employment, Death, Disability and
                   Retirement..............................................  16
              5.7  Changes in Control......................................  17
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             5.8  Amendments to Incentive Awards...........................  18
             5.9  Exchange of Incentive Awards.............................  18
             5.10 Financing................................................  19

SECTION 6.  MISCELLANEOUS..................................................  19
             6.1  Effective Date and Grant Period..........................  19
             6.2  Funding..................................................  19
             6.3  Withholding Taxes........................................  19
             6.4  Conflicts with Plan......................................  20
             6.5  No Guarantee of Tax Consequences.........................  20
             6.6  Severability.............................................  20
             6.7  Gender, Tense and Headings...............................  20
             6.8  Amendment and Termination................................  21
             6.9  Governing Law............................................  21
             6.10 Section 16 Compliance....................................  21


                         OSHMAN'S SPORTING GOODS, INC.
                               1994 OMNIBUS PLAN


                         SECTION 1.  GENERAL PROVISIONS
               RELATING TO PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1  PURPOSE

     The purpose of the Oshman's Sporting Goods, Inc. 1994 Omnibus Plan (the "Plan") is to foster and promote the long-term financial success of Oshman's Sporting Goods, Inc. (the "Company") and materially increase stockholder value by: (a) encouraging the long-term commitment of selected key employees (defined in Section 1.2(j) below), (b) motivating superior performance of key employees by means of long-term performance related incentives, (c) encouraging and providing key employees with a formal program for obtaining an ownership interest in the Company, (d) attracting and retaining outstanding key employees by providing incentive compensation opportunities competitive with other major companies and (e) enabling participation by key employees in the long-term growth and financial success of the Company. The Plan provides for payment of various forms of incentive compensation and accordingly is not intended to be a plan that is subject to Parts 1 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

1.2  DEFINITIONS

           The following terms shall have the meanings set forth below:

          (a) Appreciation.   The difference between the option exercise price
     per share of the Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

          (b) Board.  The Board of Directors of the Company.

          (c) Change in Control.  Any of the events described in and subject to
     Section 5.7.

          (d) Code.  The Internal Revenue Code of 1986, as amended.

          (e) Committee. The committee, which shall be comprised of three or more members of the Board who are disinterested persons as defined under rules and regulations promulgated under Section 16(b) of the Exchange Act and who are outside directors as defined in Section 162(m) of the Code and the regulations promulgated thereunder, appointed by the Board to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.
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          (f) Common Stock.  The common stock of Oshman's Sporting Goods, Inc.,
     $1.00 par value, per share.

          (g) Company.  Oshman's Sporting Goods, Inc.

          (h) Covered Employee. Any Employee of the Company, any Parent or Subsidiary if, as of the close of the taxable year, such Employee is the chief executive officer of such entity or an individual acting in such capacity, or the total compensation of such Employee for the taxable year is required to be reported to stockholders under the Exchange Act by reason of such Employee being among the four (4) highest compensated officers for the taxable year (other than the chief executive officer).

          (i) Disability.  Any complete and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (j) Employee. Any common-law employee of the Company or any Parent or Subsidiary, who, in the opinion of the Committee, is one of a select group of executive officers, other officers or other key management personnel of the Company or any Parent or Subsidiary who is in a position to contribute materially to the continued growth and development and to the continued financial success of the Company or any Parent or Subsidiary, including executive officers and officers who are members of the Board.

          (k) Exchange Act.  The Securities Exchange Act of 1934, as amended.

          (l) Fair Market Value. The closing sales price of Common Stock as reported on the NASDAQ National Market System or if the Common Stock is listed on a national securities exchange, the closing sales price as reported by such exchange on any relevant date for valuation, or, if there is no such sale on such date, the applicable prices as so reported on the nearest preceding date upon which such sale took place. In the event the shares of Common Stock are no longer listed on a national securities exchange, the Fair Market Value of such shares shall be determined by the Committee in its sole discretion.

          (m) Grantee. Any Employee who in the opinion of the Committee performs significant services for the benefit of the Company and who is granted an Incentive Award under the Plan.

          (n) Incentive Award. Any incentive award, individually or collectively, as the case may be, including any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Performance Share or other stock-based award, as well as any Supplemental Payment, granted under the Plan.

          (o) Incentive Plan Agreement. The written agreement entered into between the Company and the Grantee pursuant to which an Incentive Award shall be made under the Plan.

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          (p) Incentive Stock Option. A stock option granted by the Committee to a Grantee under the Plan which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (q) Independent SAR. A Stock Appreciation Right described in Section 2.5.

          (r) Nonqualified Stock Option. A stock option granted by the Committee to a Grantee under the Plan, which is not designated by the Committee as an Incentive Stock Option.

          (s) Option. An Incentive Stock Option or Nonqualified Stock Option (including reload Options described in Section 2.6) granted by the Committee to a Grantee under the Plan.

          (t) Parent Corporation. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
     Section 424(e) of the Code.

          (u) Performance Period. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Units, Performance Shares or other stock-based awards.

          (v) Performance Share or Performance Unit. An Incentive Award representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock) at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

          (w) Plan.  The Oshman's Sporting Goods, Inc. 1994 Omnibus Plan.

          (x) Restricted Stock. Shares of Common Stock issued or transferred to a Grantee subject to the Restrictions set forth in Section 3.2 hereof.

          (y) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

          (z) Restriction Period. The period of time determined by the Committee during which Restricted Stock is subject to the restrictions under the Plan.

          (aa) Retirement. The termination of employment from the Company or any Parent or Subsidiary constituting retirement as determined by the Committee.

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          (bb) Spread.  The difference between the exercise price per share specified in any Independent SAR grant and the Fair Market Value of a share of Common Stock on the date of exercise of the Independent SAR.

          (cc) Stock Appreciation Right. A Tandem SAR described in Section 2.4 or an Independent SAR described in Section 2.5.

          (dd) Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

          (ee) Supplemental Payment. Any amounts described in Sections 1.6, 2.7, 3.5 and/or 4.2 dedicated to payment of any federal income taxes that are payable on an Incentive Award as determined by the Committee.

          (ff) Tandem SAR.  A Stock Appreciation Right described in Section 2.4.

          (gg) Termination for Cause. An employee shall be deemed Terminated for Cause if he or she is terminated as a result of a breach of his or her written employment agreement, in the event of a written employment agreement, or if the Committee determines that such Employee is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or its Subsidiaries or their business interests or reputation.

1.3  ADMINISTRATION

     (a) Committee Powers. The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Grantees; (ii) determine the Incentive Awards to be granted to Grantees; (iii) subject to
Section 1.4 of the Plan, determine the Common Stock (or securities convertible into Common Stock) to be covered by Incentive Awards and in connection therewith, to reserve shares of Common Stock as needed in order to cover grants of Incentive Awards; (iv) determine the terms and conditions of any Incentive Award; (v) determine whether, to what extent, and under what circumstances Incentive Awards may be settled or exercised in cash, Common Stock, other securities, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Incentive Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and guidelines;
(viii) appoint such agents as it shall deem appropriate for the administration of the Plan; provided, however that the Committee shall not delegate any of the power or authority set forth in (i) through (vii) above; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration. All designations, determinations, interpretations and other decisions with respect to the Plan or any Incentive Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including the Company or any

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     Parent or Subsidiary, any Grantee, any holder or beneficiary of any
     Incentive Award, any stockholder and any Employee.

          (b) No Liability. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive Award under this Plan, and to the fullest extent permitted by the Company's Bylaws, the Company shall indemnify each member of the Committee.

          (c) Meetings. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.

     1.4  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

          (a) Common Stock Authorized. Subject to adjustment under Section 5.5, the aggregate number of shares of Common Stock available for granting Incentive Awards under the Plan shall be equal to 500,000 shares of Common Stock. If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of Common Stock subject to such Incentive Award shall again be available for grant in connection with grants of subsequent Incentive Awards.

          (b) Common Stock Available. The Common Stock available for issuance or transfer under the Plan shall be made available from shares now or hereafter held in the treasury of the Company or from authorized but unissued shares or from shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

          (c) Incentive Award Adjustments. Subject to the limitations set forth in Sections 5.8 and 6.8, the Committee may make any adjustment in the exercise price or the number of shares subject to, or the terms of, any Incentive Award other than an Incentive Stock Option. Such adjustment shall be made by amending, substituting or canceling and regranting such Incentive Award with the inclusion of terms and conditions that may differ from the terms and conditions of the original Incentive Award. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant. In addition, any such action shall be effective only to the extent that such action would not cause (i) the holder of the Incentive Award to lose the protection of Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, or
     (ii) an Incentive Award that is designed to qualify payments thereunder as performance based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance based compensation.

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          (d) Special Limitation.  In no event shall the number of shares of
     Common Stock subject to Options granted with an exercise price at least equal to the Fair Market Value of the underlying shares of Common Stock on the date of grant, plus the number of shares underlying Stock Appreciation Rights awarded to any one Grantee who is a Covered Employee during the period from April 22, 1994 through January 31, 2004, exceed two hundred thousand (200,000) shares of the Common Stock authorized under Section 1.4(a). In all events, determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. Except as otherwise provided in the two immediately preceding sentences, the provisions of this Section 1.4(d) shall not limit the number of shares of Common Stock that otherwise may be awarded to any one Grantee who is a Covered Employee under any form of Incentive Award authorized under the Plan.

     1.5  PARTICIPATION

          (a) Eligibility. The Committee shall from time to time designate those Employees, if any, to be granted Incentive Awards under the Plan, the type of awards granted, the number of shares, options, rights or units, as the case may be, which shall be granted to each such Employee, and any other terms or conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. An Employee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

          (b) Incentive Stock Option Eligibility. No Employee will be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, a Subsidiary or a Parent Corporation. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership.

          (c) No Non-Employee Board Participation. In no event may any member of the Board who is not an Employee be granted an Incentive Award under the Plan.

     1.6  INCENTIVE AWARDS

          (a) General Rules. The forms of Incentive Awards under this Plan are Stock Options, Stock Appreciation Rights and Supplement Payments as described in Section 2, Restricted Stock and Supplement Payments as described in Section 3, Performance Units or Performance Shares and Supplement Payments as described in Section 4, and other stock-based grants as described in this Section 1.6. Such other stock-based grants will either be issued (a) for no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered,
     (b) for consideration equal to the amount (such as the par value of such shares)

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     required by applicable law to be received by the Company in order to assure compliance with applicable state law or (c) for consideration (other than services rendered or to be rendered) equal to the Fair Market Value of the Common Stock covered by such grant on the date of grant. The Committee may specify such criteria or periods or goals for payment to the Grantee as it shall determine, and the extent to which such criteria or periods or goals have been met shall be conclusively determined by the Committee. Other stock-based grants may be paid in shares of Common Stock or other consideration related to such shares or in a single payment or in installments as specified by the grant and may be payable on such dates as determined by the Committee and specified by the grant. The other terms and conditions of other stock-based grants shall be determined by the Committee, including provision for a Supplemental Payment.

          (b) Special Rule. Except as may otherwise be provided under an Incentive Plan Agreement authorized by the Committee under Section 5.6, no Incentive Award granted pursuant to this Plan shall vest in less than six
     (6) months after the date the Incentive Award is granted.

            SECTION 2.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     2.1  GRANT OF OPTIONS

          Subject to Section 1.4(d), the Committee is authorized to grant Options to Grantees in accordance with the terms and conditions required pursuant to this Plan and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

     2.2  OPTION TERMS

          (a) Exercise Price. The exercise price per share of Common Stock under each Option shall be determined by the Committee; provided, however, that in the case of Incentive Stock Options such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value per share of such stock on the date the Incentive Stock Option is granted, as determined by the Committee.

          (b) Term. The Committee shall fix the term of each Option which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant.

          (c) Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

          (d) Incentive Stock Options. Anything in the Plan notwithstanding, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other Incentive Stock

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     Option plans of the Company and its Subsidiaries or any Parent Corporation)
     shall not exceed the sum of $100,000 (or such other limit as may be required by the Code).

     2.3  OPTION EXERCISES

          (a) Method of Exercise. To purchase shares under any Option granted under the Plan, Grantees must give notice in writing to the Company of their intention to purchase and specify the number of shares as to which they intend to exercise their Option. Upon the date or dates specified for the completion of the purchase of the shares, the purchase price will be payable in full. The purchase price may be paid in cash or an equivalent acceptable to the Committee. At the discretion of the Committee and provided such payment can be effected without causing the Grantee to incur liability under Section 16(b) of the Exchange Act, the exercise price may be paid by the assignment and delivery to the Company of shares of Common Stock owned by the Grantee or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the exercise date. In addition, at the request of the Grantee and to the extent permitted by applicable law, the Company in its discretion may selectively approve "cashless exercise" arrangements with a brokerage firm under which such brokerage firm, on behalf of the Grantee, shall pay to the Company the exercise price of the Options being exercised, and the Company, pursuant to an irrevocable notice from the Grantee, shall promptly deliver the shares being purchased to such firm.

          (b) Notification with Respect to Incentive Stock Options. Notwithstanding any other provision of the Plan, Grantees who dispose of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (i) within two years after the date of the grant of the Incentive Stock Option under which the stock was acquired or (ii) within one year after the transfer of such shares to them pursuant to exercise shall notify the Company of such disposition and of the amount realized and of their adjusted basis in such shares.

          (c) Proceeds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Options exercised under the Plan will be used for general corporate purposes.

     2.4  STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS

          (a) General Provisions. Subject to Section 1.4(d), the Committee may, at the time of grant of an Option, grant Stock Appreciation Rights ("Tandem SARs") with respect to all or any portion of the shares of Common Stock covered by such Option. The exercise price per share of Common Stock of a Tandem SAR shall be fixed in the Incentive Plan Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the Option to which it relates. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to

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     such Option.  When a Tandem SAR is exercised, the Option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Option shall be automatically exercised on such date for cash without any action by the Grantee.

          (b) Exercise. Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 calendar days of the exercise of the Tandem SAR.

     2.5  STOCK APPRECIATION RIGHTS INDEPENDENT OF OPTIONS

          (a) Grant. Subject to Section 1.4(d) and the following provisions, all Stock Appreciation Rights granted independent of Options ("Independent SARs") under the Plan to Grantees shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

          (b) Exercise Price. The exercise price per share of Common Stock shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant.

          (c) Term. The term of an Independent SAR shall be determined by the Committee, and, notwithstanding any other provision of this Plan, no Independent SAR shall be exercised after the expiration of its term.

          (d) Exercise. Independent SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Independent SAR grant. Unless the Independent SAR grant specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Independent SARs held by any Grantee. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 calendar days of the exercise of the Independent SAR.

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2.6  RELOAD OPTIONS

     Subject to Section 1.4(d), at the discretion of the Committee, the Grantee may be granted by agreement that contains such terms and conditions to be determined by the Committee, Options that permit the Grantee to purchase an additional number of shares equal to the number of shares already owned and surrendered by the Grantee to pay all or a portion of the exercise price of Options.

2.7 SUPPLEMENTAL PAYMENT ON EXERCISE OF NONQUALIFIED STOCK OPTIONS OR STOCK APPRECIATION RIGHTS.

     The Committee, either at the time of grant or at the time of exercise of any Nonqualified Stock Option or Stock Appreciation Right, may provide for a supplemental payment (the "Supplemental Payment") by the Company to the Grantee with respect to the exercise of any Nonqualified Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the exercise of the Nonqualified Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at the maximum effective federal income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 calendar days of the date of exercise of a Nonqualified Stock Option or Stock Appreciation Right (or, if later, within 30 calendar days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

                          SECTION 3.  RESTRICTED STOCK

3.1  AWARD OF RESTRICTED STOCK

     (a) Grant. Shares of Restricted Stock may be awarded under this Plan by the Committee on such terms and conditions and with such restrictions as the Committee may from time to time approve, all of which may differ with respect to each Grantee. Such Restricted Stock shall be awarded for no cash or such cash as the Committee shall determine.

     (b) Delivery of Restricted Stock. Grantees receiving Restricted Stock Awards shall not be issued stock certificates in respect of such shares of Common Stock until such time as the Restriction Period with respect to each Restricted Stock Award has expired.

3.2  RESTRICTIONS

     (a) Restrictive Conditions. Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restriction
Period: (i) the shares of Common Stock of the Company included in the Restricted Stock Award shall be subject to the restrictions on transferability set forth in Section 5.2; (ii) unless otherwise approved by the Committee, the shares of Common Stock included in the Restricted Stock Award that are subject to restrictions which are not satisfied at such time as the Grantee ceases to be employed by the Company shall be forfeited and all rights of the Grantee to such shares shall terminate without further obligation on the part of the Company when an Employee leaves the employ of the Company; and (iii) any other restrictions that the Committee may determine in advance are necessary or appropriate.

     (b) Forfeiture of Restricted Stock. If for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restriction Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Grantee and reacquired by the Company.

     (c) Removal of Restrictions. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, including the restrictions under the Restriction Period, whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

3.3  RESTRICTION PERIOD

     The Restriction Period of Restricted Stock shall commence on the date of grant and shall be established by the Committee in the Incentive Plan Agreement setting forth the terms of the award of Restricted Stock.

3.4  DELIVERY OF SHARES OF COMMON STOCK

     Subject to Section 6.4, at the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock with respect to which the Restriction Period has expired (to the nearest full share) shall be delivered without charge to the Grantee, or his personal representative, free of all restrictions under the Plan.

3.5  SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

     The Committee, either at the time of grant or at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 calendar days of each date that Restricted Stock vests. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

             SECTION 4.  PERFORMANCE UNITS AND PERFORMANCE SHARES

4.1  PERFORMANCE BASED AWARDS

     (a) Grant. The Committee is authorized to grant Performance Units and Performance Shares to Grantees. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which performance objectives established by the Committee are met.

     (b) Performance Criteria. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific financial or non-financial performance objectives as the Committee believes are relevant to the Company's overall business objectives; (ii) determine the value of a Performance Unit or the number of shares under a Performance Share grant relative to performance objectives; and (iii) notify each Participant in writing of the established performance objectives and minimum, target, and maximum Performance Unit or Share value for such Performance Period.

     (c) Modification. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to Company objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives as considered appropriate.

     (d) Payment. The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those financial and non-financial performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share shall be based on the degree to which actual performance exceeded the preestablished minimum performance standards, as determined by the Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period times the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period, in such manner as may be permissible without causing the Grantee to incur liability under
Section 16(b) of the Exchange Act.

     (e) Special Rule for Covered Employees. Without limiting the generality of the foregoing, it is intended that the Committee shall establish performance goals applicable to Performance Units or Performance Shares awarded to Grantees who, in the judgment of the

Committee, may be Covered Employees in such a manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. It is specifically provided that the material terms of such performance goals for Grantees who, in the judgment of the Committee, may be Covered Employees, shall, until changed by the Committee with the approval of the stockholders, be as follows: (i) the business criteria on which the performance goals shall be based shall be the attainment of such target levels of earnings per share from continuing operations, total stockholder return, Common Stock price per share, sales or market share as may be specified by the Committee; and (ii) the maximum amount of compensation that may be paid under Performance Units and Performance Shares to any one Grantee with respect to any one year shall be $1,000,000.

4.2  SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS OR PERFORMANCE SHARES

     The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares (other than Restricted Stock), may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment shall be paid within 30 days of each date that such Performance Units or Performance Shares vest. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

             SECTION 5.  PROVISIONS RELATING TO PLAN PARTICIPATION

5.1  PLAN CONDITIONS

     (a) Incentive Plan Agreement. Each Grantee to whom an Incentive Award is granted under the Plan shall be required to enter into an Incentive Plan Agreement with the Company in a form provided by the Committee, which shall contain certain specific terms, as determined by the Committee, with respect to the Incentive Award and shall include provisions that the Grantee (i) shall not disclose any trade or secret data or any other confidential information of the Company acquired during employment by the Company or a Subsidiary, or after the termination of employment or Retirement, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (iii) shall not interfere with the employment of any other Company employee. An Incentive Award may include a noncompetition agreement with respect to the Grantee and/or such other terms and conditions, not inconsistent with the Plan, as shall be determined from time to time by the Committee.

     (b) No Right to Employment. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any employment rights (including without limitation, rights to continued employment) in any Grantee or affect the right of the Company to terminate the employment of any Grantee at any time for any reason whether before the exercise date of any Option or during the Restriction Period of any Restricted Stock or during the Performance Period of any Performance Unit or Performance Share.

     (c) Securities Requirements. No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.

5.2  TRANSFERABILITY

     (a) Non-Transferable Awards. No Incentive Award and no right under the Plan, contingent or otherwise, other than Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.2 shall be void and ineffective for all purposes.

     (b) Ability to Exercise Rights. Only the Grantee or his guardian (if the Grantee becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Grantee's estate, or the person or persons to whom the Grantee's rights under any Incentive Award will pass by will or the laws of descent and distribution, shall be deemed to be the Grantee's beneficiary or beneficiaries of the rights of the Grantee hereunder and shall be entitled to exercise such rights as are provided hereunder.

5.3  RIGHTS AS A STOCKHOLDER

     (a) No Stockholder Rights. Except as otherwise provided in Section 5.3(b), a Grantee of an Incentive Award or a transferee of such Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in Section 5.3(b) and Section 5.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     (b) Holder of Restricted Stock. Unless otherwise approved by the Committee prior to the grant of a Restricted Stock Award, a Grantee of Restricted Stock or a permitted transferee of such Grantee shall not have any rights of a stockholder until such time as a stock certificate has been issued with respect to all, or a portion of, such Restricted Stock Award.

5.4  LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

     The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Incentive Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

5.5  CHANGE IN STOCK AND ADJUSTMENTS

     (a) Changes in Capitalization. Except as provided in Section 5.7, in the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of the Company or a combination, merger, or reorganization of the Company into or with any other corporation or any other transaction with similar effects, there then shall be substituted (at no additional cost to any Grantee) for each share of Common Stock theretofore subject, or which may become subject, to issuance or transfer under the Plan, the number and kind of shares of Common Stock or other securities or other property into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged and the Committee may make other equitable adjustments which it deems to be warranted at no additional cost to any Grantee but subject to any required stockholder approval.

     (b) Changes in Law or Circumstances. In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of shares that may be issued under the Plan,
(ii) the number of shares subject to Incentive Awards and (iii) the price per share for outstanding Incentive Awards. Any adjustment of an Incentive Stock Option under this paragraph shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of the Plan.

5.6  TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

     (a) Termination of Employment. Subject to Section 3.2, if an Employee's employment is terminated for any reason whatsoever other than death, Disability or Retirement, any Incentive Award granted pursuant to the Plan outstanding at the time and all rights thereunder shall wholly and completely terminate, and unless otherwise established by the Committee, no further vesting shall occur and the Employee shall be entitled to exercise his or her rights with respect to the portion of the Incentive Award vested as of the date of termination for a period of thirty-one (31) calendar days after such termination date; provided, however, that if an Employee is Terminated for Cause, such Employee's right to exercise the vested portion of his or her Incentive Award shall terminate as of the date of termination of employment.

     (b) Retirement. Subject to Section 3.2, unless otherwise approved by the Committee, upon the Retirement of an Employee:

          (i) any nonvested portion of any outstanding Incentive Award shall immediately terminate and no further vesting shall occur; and

          (ii) any vested Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Plan Agreement with respect to such Incentive Awards; or (B) the expiration of (1) six (6) months after the date of Retirement in the case of any Incentive Award other than an Incentive Stock Option or (2) three (3) months after the date of Retirement in the case of an Incentive Stock Option.

     (c) Disability or Death. Subject to Section 3.2, unless otherwise approved by the Committee, upon termination of employment from the Company or any Parent or Subsidiary as a result of Disability or death:

          (i) any nonvested portion of any outstanding Incentive Award shall immediately terminate and no further vesting shall occur; and

          (ii) any vested Incentive Award shall expire upon the earlier of (A) the expiration date set forth in the Incentive Plan Agreement with respect to such Incentive Awards or (B) the first anniversary of such termination of employment as a result of Disability or death.

     (d) Continuation. Subject to the express provisions of the Plan and the terms of any applicable Incentive Plan Agreement, the Committee, in its discretion, may provide for the continuation of any Incentive Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Grantee ceases to be an employee.

5.7  CHANGES IN CONTROL

     (a) Changes in Control.  In the event of a Change in Control:

               (i) all Options and Stock Appreciation Rights then outstanding shall become vested and immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

               (ii) all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

               (iii) all Performance Shares, Performance Units and any other stock-based awards shall become vested, deemed earned in full and promptly paid to the Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

     For purposes of this Section 5.7, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as such Schedule, Regulation and Act were in effect on the date of adoption of this Plan by the Board, provided that such a change in control shall be deemed to have occurred at such time as:

               (i) any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 30% or more of the combined voting power for election of directors of the then outstanding voting securities of the Company or any successor of the Company;

               (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

               (iii) the stockholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation (and excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or

               (iv) the stockholders of the Company approve any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company;

provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

     (b) Right of Cash-Out.  If approved by the Board prior to or within thirty
(30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Grantees to transfer and deliver to the Company all Incentive Awards previously granted to Grantees in exchange for an amount equal to the "cash value" (defined below) of the Incentive Awards. Such right shall be exercised by written notice to all Grantees. For purposes of this Section 5.7(b), the cash value of an Incentive Award shall equal the sum of (i) all cash to which the Grantee would be entitled upon settlement or exercise of such Incentive Award and (ii) the excess of the "market value" (defined below) per share over the option price, if any, multiplied by the number of shares subject to such Incentive Award. For purposes of the preceding sentence, "market value" per share shall mean the higher of (i) the average of the Fair Market Value per share on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to each Grantee by the Company pursuant to this Section 5.7(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

5.8  AMENDMENTS TO INCENTIVE AWARDS

     Subject to the following sentence, the Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Incentive Award theretofore granted, prospectively or retroactively, with the consent of any relevant Grantee. Provided, however, the Committee shall have no authority or power to take any action described in the immediately preceding sentence to the extent that such action could result in failure of payments under an Incentive Award to qualify as performance based compensation as defined in Section 162(m) of the Code where such payments otherwise would have qualified as such performance based compensation with respect to a Covered Employee.

5.9  EXCHANGE OF INCENTIVE AWARDS

     The Committee may, in its discretion, permit Grantees under the Plan to surrender outstanding Incentive Awards in order to exercise or realize the rights under other Incentive Awards, or in exchange for the grant of new Incentive Awards or require holders of Incentive

Awards to surrender outstanding Incentive Awards as a condition precedent to the grant of new Incentive Awards.

5.10 FINANCING

     The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Grantee (including a Grantee who is a director of the Company) to purchase shares pursuant to exercise of an Incentive Award on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

                           SECTION 6.  MISCELLANEOUS

6.1  EFFECTIVE DATE AND GRANT PERIOD

     This Plan has been adopted by the Board on April 22, 1994, subject to stockholder approval. The Plan shall become effective and shall be deemed to have been adopted on June 17, 1994 if at the Company's 1994 Annual Meeting of Stockholders it shall have been approved by holders of at least the majority of the outstanding Common Stock present, in person or by proxy, and authorized to vote. If the requisite stockholder approval is not obtained, then the Plan shall become null and void and be of no force or effect. Unless sooner terminated by the Board, the Plan shall terminate on January 31, 2004. After the termination of the Plan, no Incentive Awards may be granted under the Plan other than reload options described in Section 2.6 granted in accordance with Incentive Plan Agreements existing as of the Plan termination date, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions.

6.2  FUNDING

     Except as provided under Section 3, no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Grantees shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

6.3  WITHHOLDING TAXES

     (a) Mandatory Withholding. The Company shall have the right to (i) make deductions from any settlement of an Incentive Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Incentive Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the delivery of shares or payment of cash in satisfaction of the applicable Incentive Award.

     (b) Incentive Stock Options. With respect to shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such shares within two years from the date of grant of such option or within one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

6.4  CONFLICTS WITH PLAN

     In the event of any inconsistency or conflict between the terms of the Plan and an Incentive Plan Agreement, the terms of the Plan shall govern.

6.5  NO GUARANTEE OF TAX CONSEQUENCES

     Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.6  SEVERABILITY

     In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

6.7  GENDER, TENSE AND HEADINGS

     Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

6.8  AMENDMENT AND TERMINATION

     The Plan may be amended or terminated at any time by the Board by the affirmative vote of a majority of the directors in office. The Plan, however, shall not be amended, without prior approval of the stockholders, (a) to materially increase the number of shares which may be issued or transferred to Grantees or transferees under the Plan, (b) to materially modify the eligibility requirements of the Plan, (c) to materially increase the benefits accruing to participants under the Plan or (d) to cause the Plan to not comply with the rules and regulations promulgated under Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary contained herein or in any Incentive Plan Agreement entered into pursuant hereto relating to an Incentive Stock Option, this Plan and any such Incentive Plan Agreement shall be subject to amendment by action of the Committee to the extent necessary to comply with any applicable requirements of the Code relating to favorable tax treatment of Incentive Stock Options.

6.9  GOVERNING LAW

     The Plan shall be construed in accordance with the laws of the State of Texas, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority.

6.10 SECTION 16 COMPLIANCE

     The Plan, and transactions hereunder by persons subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Exchange Act. To the extent any provision of the Plan or any action by the Committee or the Board fails, or is deemed to fail, to so comply, such provision or action shall be null and void to the extent permitted by law and deemed advisable by the Committee.

     IN WITNESS WHEREOF, this Plan has been executed this ___ day of ____________, 1994.


                                         OSHMAN'S SPORTING GOODS, INC.


                                         By:
                                            ----------------------------------
                                         Printed Name:
                                                      ------------------------
                                         Title:
                                               -------------------------------